UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 17, 2009

AmeriGas Partners, L.P.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13692	23-2787918
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

460 No. Gulph Road, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610 337-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 17, 2009, the Registrant’s subsidiary, AmeriGas Propane, L.P. (the "Partnership"), entered into a $75 million revolving Credit Agreement (the "Supplemental Credit Agreement"), among the Partnership, as Borrower, AmeriGas Propane, Inc. (the "General Partner"), as a Guarantor thereunder, Petrolane Incorporated ("Petrolane;" and, collectively with the Partnership and the General Partner, the "Obligors"), as a Guarantor thereunder, Citizens Bank of Pennsylvania, as syndication agent and bank ("Citizens of PA"), JPMorgan Chase, N.A., as documentation agent and bank ("JPMorgan"), and Wachovia Bank, National Association, as administrative agent (the "Agent;" and, collectively with Citizens of PA and JPMorgan, the "Banks"). All capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Supplemental Credit Agreement.

The Commitment consists of a $75 million Revolving Commitment. The Commitment terminates, and each Bank is relieved of its obligations to make any Loan, on the Termination Date, which is the earlier of July 1, 2010 or the date on which the Commitment terminates in accordance with the provisions of the Supplemental Credit Agreement. Upon notice to the Agent, the Partnership may prepay Loans, in whole or in part, without premium or penalty. The Partnership’s obligations under the Supplemental Credit Agreement are unsecured. The proceeds of the Revolving Loans will be used for working capital purposes and general purposes of the Partnership.

At the Partnership’s election from time to time, each Loan will bear interest at either (i) the Base Rate, defined as the higher of (a) the Federal Funds Rate plus 0.50%, (b) the Agent’s Prime Rate or (c) the LIBOR Market Index Rate plus 1%, or (ii) a one or two-week, or one-month Eurodollar Rate, plus the Applicable Margin. The Applicable Margin with respect to Base Rate Loans is 2.25%. The Applicable Margin with respect to Eurodollar Rate Loans is 3.25%.

The Supplemental Credit Agreement includes the usual and customary covenants for credit agreements of this type, including covenants restricting the incurrence of additional indebtedness, liens, guarantees, investments, loans and advances, payments, mergers, consolidations, asset transfers, transactions with affiliates, acquisitions and other transactions. The Partnership may not borrow under the Supplemental Credit Agreement unless the entire acquisition and revolving commitment amount available to the Partnership under that certain credit agreement dated as of November 6, 2006, among the Obligors, the financial institutions party thereto, Citigroup Global Markets, Inc., as syndication agent, J.P. Morgan Securities, Inc. and Credit Suisse Securities (USA) LLC, as co-documentation agents, and Wachovia Bank, National Association, as administrative agent (the "Existing Credit Agreement"), have been fully utilized. In addition, the Partnership must maintain a minimum EBITDA of $200 million, a Leverage Ratio (the ratio of total indebtedness to EBITDA) equal to or less than 4.00 to 1.00, and a ratio of EBITDA to Consolidated Interest Expense of at least 3.00 to 1.00. Also, the failure of UGI Corporation to (i) own, directly or indirectly, 100% of the general partnership interests in the Partnership and (ii) own at least a 30% ownership interest in the Partnership, would constitute an Event of Default under the Supplemental Credit Agreement.

If any Event of Default occurs and is continuing, the Agent shall, at the request of, or may, with the consent of, the Required Banks, (i) declare the commitment of each Bank to make Loans to be terminated, (ii) declare the unpaid principal amount of all outstanding Loans, including unpaid accrued interest and all other outstanding amounts, to be immediately due and payable, and (iii) exercise all rights and remedies available under the Loan Documents or applicable law. For events of default relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, the obligation of each Bank to make Loans automatically terminates, and the unpaid principal and interest amounts automatically become due and payable, all without further action by the Agent or any Bank.

A copy of the Supplemental Credit Agreement is attached as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary of the terms of the Supplemental Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Supplemental Credit Agreement.

The Banks have in the past, and may in the future, lend to the Registrant and its affiliates, and may in the future, act in various agency roles under credit facilities of the Registrant and its affiliates. Affiliates of Wachovia Bank, National Association have in the past, and may in the future, provide the Registrant and its affiliates with investment banking and advisory services for which they have received, and in the future may receive, customary compensation.

Item 1.02 Termination of a Material Definitive Agreement.

On April 17, 2009, immediately prior to, and as a condition precedent to entering into the Supplemental Credit Agreement described above, the Partnership voluntarily terminated its $50 million revolving Credit Agreement dated November 14, 2008 among the Partnership, as Borrower, the General Partner, as a Guarantor thereunder, Petrolane, as a guarantor thereunder and, collectively with the Partnership and the General Partner, the "Obligors," Citizens Bank of Pennsylvania, as syndication agent and bank, and Wachovia Bank, National Association, as administrative agent and, collectively with Citizens of PA, the "Banks." There were no penalties associated with the early termination.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 regarding the Partnership's borrowing under the Supplemental Credit Agreement is hereby incorporated into Item 2.03(a) by reference.

Item 9.01 Financial Statements and Exhibits.

10.1 Credit Agreement, dated as of April 17, 2009, among the Partnership, as Borrower, AmeriGas Propane, Inc., as Guarantor, Petrolane Incorporated, as Guarantor, Citizens Bank of Pennsylvania, as Syndication Agent, JPMorgan Chase, N.A., as Documentation Agent and Wachovia Bank, National Association, as Administrative Agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeriGas Partners, L.P.

April 21, 2009	By:	Jerry E. Sheridan

Name: Jerry E. Sheridan
Title: Vice President - Finance and Chief Financial Officer of AmeriGas Propane, Inc., the general partner of AmeriGas Partners, L.P.

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Exhibit Index

Exhibit No.	Description

10.1	Credit Agreement, dated as of April 17, 2009, among the Partnership, as Borrower, AmeriGas Propane, Inc., as Guarantor, Petrolane Incorporated, as Guarantor, Citizens Bank of Pennsylvania, as Syndication Agent, JPMorgan Chase, N.A., as Documentation Agent and Wachovia Bank, National Association, as Administrative Agent.